UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 4, 2008

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	000-27465	26-1469061
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

911 Ranch Road 620 N, Suite 204
Austin, TX 78734
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (512) 266 - 2000

Copies to:
Darrin M. Ocasio, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 28, 2007 (the “Effective Date”), Innovative Software Technologies, Inc., a California entity (“Innovative Software-CA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Innovative Software Technologies, Inc., a Delaware entity (“Innovative Software-DE”). Pursuant to the Merger Agreement, Innovative Software-CA and Innovative Software-DE were merged with and into the surviving corporation, Innovative Software-DE, hereinafter referred to as the “Company.” As of the Effective Date, the certificate of incorporation and bylaws of the surviving corporation became the certificate of incorporation and bylaws of the Company, and the directors and officers in office of the surviving corporation became be the members of the board of directors and officers of the Company. Following the execution of the Merger Agreement, on July 9, 2007 the Company filed with the Secretary of State of Delaware a Certificate of Merger with respect to the Innovative Software-CA and Innovative Software - DE merger.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger by and between Innovative Software Technologies, Inc., a business corporation organized under the laws of the State of California and Innovative Software Technologies, Inc., a business corporation organized under the laws of the State of Delaware.

3.1	Certificate of Merger filed with the Secretary of State of Delaware on November 30, 2007

3.2	Articles of Incorporation of Innovative Software Technologies, Inc., a corporation organized under the laws of the State of Delaware

3.3	Bylaws of Innovative Software Technologies, Inc., a corporation organized under the laws of the State of Delaware

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

Date: January 16, 2008	By:	/s/ Christopher J. Floyd
Name: Christopher J. Floyd
Title: Chief Financial Officer